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                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.

                             UNDERWRITING AGREEMENT

                                            As of December 22,  1997

Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center, North Tower
New York, New York 10281


Ladies and Gentlemen:

                  Commercial Mortgage Acceptance Corp., a Missouri corporation (the Company), proposes to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") the commercial mortgage pass-through certificates identified in Schedule I hereto (the "Offered Certificates"), pursuant to this Underwriting Agreement (this "Agreement").

                  The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Company and consisting primarily of a segregated pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") to be purchased by the Company from Merrill Lynch Mortgage Capital Inc. (the " Mortgage Loan Seller"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1997, among the Company as Company, LaSalle National Bank as trustee (the "Trustee"), ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent") and Midland Loan Services, L.P. as master servicer (the "Master Servicer") and the parties named as special servicers on the signature page thereto (the "Special Servicers"). Of the Certificates to be issued, only the Class A-1, Class A-2, Class A-3, Class A-4, Class IO, Class B, Class C, Class D and Class E Certificates (the "Offered Certificates") will be offered publicly and are subject of this Agreement. The Class F-1, Class F-2, Class G, Class R-I, Class R-II and Class R-III Certificates (the "Private Certificates") will not be registered under the Securities Act of 1933, as amended (the "1933 Act"). The Private Certificates are being sold, simulta-



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neously herewith by the Company, to Merrill Lynch, Pierce, Fenner & Smith
Incorporated, as initial purchaser, pursuant to a Purchase Agreement dated December 22, 1997 (the "Certificate Purchase Agreement"). The Offered Certificates and the Mortgage Loans are described more fully in the Prospectus (as hereinafter defined).

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333- 13725), (the "Registration Statement") on Form S-3 for the registration of the Offered Certificates under the 1933 Act, which registration statement has become effective. In addition, the Company proposes to file with the Commission in relation to the Offered Certificates either (i) a prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)"). Each prospectus used before such registration statement became effective, any preliminary form of the Prospectus that has heretofore been filed pursuant to Rule 424(b) that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "Preliminary Prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus included in the Registration Statement, at the time the Registration Statement, as amended, became effective, or as subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the "Basic Prospectus"; such supplement, dated December 22, 1997 to the form of prospectus relating to the Offered Certificates, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form in which it shall be filed with the Commission pursuant to Rule 424 (b) is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement, together, hereinafter called the "Prospectus". For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any


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amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

                  SECTION 1. Representations and Warranties.

                  (a) The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Date referred to in Section 3 hereof, and agrees with the Underwriter as follows:

                  (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations"); and the information in the Registration Statement concerning the Company, as of its Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither


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         the information in the Prospectus concerning the Company, nor any amendments or supplements thereto, as of the date of the Prospectus Supplement, did not and as at the Closing Date, will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the information therein concerning the Company, in the light of the circumstances under which they were made, not misleading; and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

                  (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, (when they became effective or) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, this representation and warranty shall not apply with respect to any statement or omission made in reliance upon or in conformity with information furnished in writing to the Company by the Underwriter.

                  (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of (x) the Company and its subsidiaries considered as one enterprise or (y) the Master Servicer and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or the Master Servicer or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company or the Master Servicer, as the case may be, and their respective subsidiaries considered as one enterprise.


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                  (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri with corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement.

                  (v) The Company is not in violation of its charter and by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, or other instrument to which any of the property of the Company is subject, the effect of which would have a Material Adverse Effect. The execution, delivery, and performance of this Agreement and the Pooling and Servicing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all the necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, the effect of which would have a Material Adverse Effect.

                  (vi) The Certificates have been duly authorized for issuance and sale pursuant to this Agreement and the Pooling and Servicing Agreement (or will have been so authorized prior to the issuance of the Certificates) and, when duly authorized, executed, issued, authenticated and delivered by the Trustee pursuant to the provisions of this Agreement and of the Pooling and Servicing Agreement against payment of the consideration therefor in accordance with this Agreement and the Certificate Purchase Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.



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                  (vii) This Agreement has been, and as of the Closing Date the
         Pooling and Servicing Agreement will be, duly authorized, executed and delivered by the Company. This Agreement constitutes, and as of the Closing Date the Pooling and Servicing Agreement will constitute, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from securities law liabilities.

                  (viii) At the time of the execution and delivery of the Pooling and Servicing Agreement, the Company (A) will convey to the Trustee, or cause to be conveyed to the Trustee, all of its right, title and interest in and to the Mortgage Loans that are transferred by it to the Trustee, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") granted by or imposed upon the Company, (B) will not have assigned to any person any of its right, title or interest in such Mortgage Loans or in the Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer such Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriter, and upon delivery to the Underwriter of the Certificates, the Underwriter will have good title to the Certificates and the Certificates will be free of Liens.

                  (ix) Neither the Company nor the Trust Fund is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (x) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriter pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Certificates. The consideration received by the Company upon the sale of the Certificates


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         to the Underwriter will constitute reasonably equivalent value and fair consideration for the Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriter. The Company is not selling the Certificates to the Underwriter with any intent to hinder, delay or defraud any of the creditors of the Company.

                  (xi) At the Closing Date, the respective classes of Offered Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (the "Rating Agencies").

                  (xii) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates payable by the Company (other than income taxes) have been paid or will be paid at or prior to the Closing Date.

                  (xiii) There are no actions, suits or proceedings pending before or, to the knowledge of the Company, threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject (a) which if determined adversely to the Company would have a Material Adverse Effect, (b) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by the Pooling and Servicing Agreement or this Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, this Agreement or the Certificates.

                  (xiv) The Company possesses all material licenses, certificates, authorities or permits issued by appropriate state, federal, or foreign regulatory agencies and bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Company has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Company would singly, or in the aggregate, have a Material Adverse


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         Effect or materially and adversely affect the holders of the
         Certificates or their interests in the Mortgage Loans.

                  (xv) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Certificates hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Pooling and Servicing Agreement by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for such filings, authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees the failure of which to obtain would not have a Material Adverse Effect or materially adversely affect the holders of the Certificates or their interests in the Mortgage Loans.

                  (xvii) The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                  At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.



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                  (c) Term Sheets and Computational Materials. The Underwriter
represents and warrants to the Company that:

                  (i) the Underwriter either (a) has not provided any potential investor with a Collateral Term Sheet (such term having the meaning given such term in the no-action letter, dated May 20, 1994, issued by the commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association, dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters")) that is required to be filed with the Commission within two business days of first use under the terms of the PSA Letter or
         (b) has, substantially contemporaneously with its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet to the Company, which Collateral Term Sheet, if any, is attached to this Agreement as Exhibit B

                  (ii) the Underwriter either (a) has not provided any potential investor with a Structural Term Sheet or Computational Materials (such terms having the meanings given to such terms in the No-Action Letters), or (b) has provided any such Structural Term Sheet or Computational Materials to the Company, which Structural Term Sheets and Computational Materials, if any, are attached to this Agreement as Exhibit C.

                  (iii) each Collateral Term Sheet bears a legend indicating that the information contained therein will be superseded by the description of the collateral contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets.

                  (iv) each Structural Term Sheet and all Computational Materials bear a legend substantially in the form attached to this Agreement as Exhibit D.



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                  (v) The Underwriter has not and will not, without the prior written consent of the Company, provide any Collateral Term Sheets, Structural Term Sheets or Computational Materials, other than any referred to in clauses (ii) above, to any investor after the date of this Agreement.

                  SECTION 2.  Purchase and Sale.

                  Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the related purchase price set forth on Schedule I hereto, Offered Certificates of each class thereof having an actual amount as set forth on Schedule I hereto. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from December 1, 1997 until but excluding the Closing Date.

                  SECTION 3. Delivery and Payment.

                  Payment of the aggregate purchase price for, and delivery of, the Certificates shall be made at 10:00 A.M. New York City time on December 30, 1997, which date and time may be postponed by agreement among the Underwriter and the Company (such time and date of payment and delivery, the "Closing Date"). Payment shall be made to the Company in immediately available funds wired to such bank as may be designated by the Company, against delivery of the Offered Certificates. The Certificates shall be in such authorized denominations and registered in such names as the Underwriter may request in writing at least two business days before the Closing Date. The Certificates will be made available for examination by the Underwriter not later than 10:00 A.M. New York City time on the last business day prior to the Closing Date. Except as otherwise set forth in Schedule I, delivery of the Certificates shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriter and the Company.

                  SECTION 4. Offering by Underwriter.



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                  (a) It is understood that the Underwriter proposes to offer the Offered Certificates for sale as set forth in the Prospectus. It is further understood that the company, in reliance upon an exemption from the Attorney General of the State of new York granted pursuant to Policy Statement 105, has not and will not file an offering statement pursuant to Section 352-c of the General Business Law of the State of New York with respect to the Offered Certificates. The Underwriter therefore agrees that sales of the Offered Certificates made by the Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

                  (b) The Underwriter further agrees that it shall promptly provide the Company with such information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Offered Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

                  SECTION 5. Covenants of the Company.

                  The Company covenants with the Underwriter as follows:

                  (a) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement at any time prior to the Closing Date or any amendment or supplement to the Prospectus at any time hereafter, and will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be. The Company, subject to Section 3(b) will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of


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prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

                  (c) Upon request, the Company will deliver to the Underwriter and its counsel, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter and its counsel, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

                  (d) The Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                  (e) If, during the period after the first date of the public offering of the Offered Certificates in which a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the


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Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing, at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

                  (f) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriter with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriter may request.

                  (g) The Company will cause the Trust created by the Pooling and Servicing Agreement to timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to the holders of the Offered Certificates as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                  (h) The Company will use the net proceeds received by it from the sale of the Offered Certificates in the manner specified in the Prospectus under "Use of Proceeds".

                  (i) During the period commencing on the date of the Prospectus and ending on the Closing Date, the Company will not, without the prior written consent


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of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any securities of the Company.

                  (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (k) The Underwriter shall be responsible for the payment of its counsel fees and costs.

                  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto (but excluding the cost of filing the preliminary and final prospectus, term sheets and appraisals), and (ii) the fees and disbursements of the Company's counsel, accountants and other advisors.

                  In addition, Merrill Lynch Mortgage Capital Inc. will pay or cause to be paid all the costs and expenses associated with the offering, including (i) costs of printing, filing and delivering the Preliminary Prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (iii) the qualification of the Offered Certificates under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (iv) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Certificates, (vi) any fees payable in connection with the rating of the Certificates, and (vii) any fees and expenses of the accountants in connection with the preparation of their agreed- upon procedures letters.

                  (l) If the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the


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



Offered Certificates is in effect, the Company will immediately advise the Underwriter of the issuance of such stop order.

                  (m) The Company will file with the Commission within fifteen days of the issuance of the Offered Certificates a report on Form 8-K setting forth specific information concerning the Offered Certificates and the Mortgage Pool to the extent that such information is not set forth in the Prospectus. The Company will also file with the Commission a report on Form 8-K setting forth all Computational Materials and Structural Term Sheets provided to the Company by the Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters; provided, however, that prior to such filing of the Computational Materials and Structural Term Sheets (other than any Structural Term Sheets that are not based on the Pool Information) by the Company (A) the Underwriter must comply with its obligations pursuant to Section 4 and (B) if the Company determines that the methodology on which all or any part of such Computational Materials and Structural Term Sheets were prepared is not substantially the same as (x) the methodology on which information in the Prospectus Supplement (or Preliminary Prospectus Supplement) was prepared or (y) a methodology acceptable to the Company and as to the accuracy of which the Company was otherwise given comfort satisfactory to the Company, the Company must receive a letter from Deloitte & Touche LLP ("Deloitte"), certified public accountants, satisfactory in form and substance to the Company, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they have determined that the information included in the Computational Materials and Structural Term Sheets (if any) as to which the Company has made such a determination and which they have examined in accordance with such specified procedures is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the expense of the Underwriter that provided the Computational Materials to the Company. The Company shall file any corrected Computational Materials described in Section 4(b)(vi) as soon as practicable following receipt thereof.

                  (n) If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 (if due to failure to satisfy (a), (b), (c) and (e)) or 10(a)(i) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

                  SECTION 6. Conditions of Underwriter's Obligations.

                  The Underwriter's obligation to purchase the Offered Certificates allocated to it as set forth on Schedule I hereto shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the performance by the Company of its obligations hereunder and to the following conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Company's knowledge, threatened by the Commission.

         (b) On the Closing Date, the Underwriter shall have received:

                  (i) one or more opinions, dated the Closing Date, of counsel to the Company, in form and substance satisfactory to the Underwriter, substantially to the effect that:

                           A. The Company is a corporation in good standing
                  under the laws of the State of Missouri and has the corporate power and authority under such laws to enter into and perform its obligations under each of the Pooling and Servicing Agreement and this Agreement.

                           B. Each of the Pooling and Servicing Agreement and
                  this Agreement has been duly authorized, executed and delivered by the Company.

                           C. Each of the Pooling and Servicing Agreement and
                  this Agreement, upon due authorization, execution and delivery by the other parties thereto, will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally (b) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (c) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of provisions which purport to provide indemnification from securities law liabilities.

                           D. The Certificates, when duly and validly
                  authorized, executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement and paid for in accordance with this Agreement, the Pooling and Servicing Agreement and the Certificate Purchase Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

                           E. The Registration Statement is effective under the
                  1933 Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

                           F. At the time it became effective, the Registration
                  Statement (other than any financial or statistical data and supporting schedules included therein, as to which such counsel renders no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

                           G. To such counsel's knowledge, there are no
                  material contracts, indentures or other documents of the Company required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and any documents required to be filed on Form 8K after the date of this Agreement.

                           H. The offer and sale of the Private Certificates by
                  the Company to the Initial Purchaser (as defined in the Certificate Purchase Agreement) in the manner contemplated by the Certificate

                  Purchase Agreement does not require registration of the Private Certificates under the 1933 Act.

                           I. The Pooling and Servicing Agreement is not
                  required to be qualified under the Trust Indenture Act of 1939, as amended. Neither the Company nor the Trust Fund is required to be registered under the Investment Company Act of 1940, as amended.

                           J. No consent, approval, authorization or order of
                  any State of New York, State of Missouri or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Pooling and Servicing Agreement and this Agreement, except
                  (i) such as have been obtained under the 1933 Act, (ii) such as may be required under the securities or real estate syndication laws of any jurisdiction in connection with the purchase and the offer and sale of the Certificates by the Underwriter, as to which such counsel expresses no opinion and (iii) any consent, approval, authorization or order which is not a pre-condition required with respect to performance by the Company but is itself a future obligation of the Company under this Agreement, such as, by way of illustration, but not in limitation of the generality of the foregoing, any recordation of the assignments of the Mortgage Loans pursuant to the Pooling and Servicing Agreement that has not yet been completed.

                           K. Neither the offer and sale of the Certificates
                  nor the consummation of any other of the transactions contemplated in or the fulfillment of the terms of the Pooling and Servicing Agreement and this Agreement by the Company, will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the articles of incorporation or by-laws of the Company or, to the knowledge of such counsel, any indenture or other material agreement or instrument to which the Company is a party or by which it is bound, or any State of New York, State of Missouri or federal statute or regulation applicable to the Company or, to the knowledge of such counsel, any order of any State of New York, State of Missouri or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company except in each case for any conflict, breach, violation or default that would not have a Material Adverse Effect and would not materially and adversely effect the interests of the holders of the Certificates therein or their interests in the Mortgage Loans.

                           L. There are no actions, suits, proceedings pending,
                  before or, to such counsel's knowledge, overtly threatened in writing by any New York State, Missouri State or federal court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject (a) which, if determined adversely to the Company, would have a Material Adverse Effect, (b) asserting the invalidity of the Pooling and Servicing Agreement, this Agreement or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by the Pooling and Servicing Agreement and this Agreement or (d) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement and this Agreement.

                  In connection with our participation in the preparation of the Prospectus (including for purposes of this paragraph, any further amendment or supplement thereto made by the Company prior to the time of delivery (the "Time of Delivery") of the Offered Certificates to purchasers on the Closing Date), we have not independently verified the accuracy, completeness or fairness of the statements contained in the Prospectus, and, without limiting the generality of the foregoing, we, with your consent, have not reviewed any of the Mortgage Files relating to the Mortgage Loans or any of the Term Sheets prepared or used in connection with the offering or sale of the Offered Certificates, but based upon our understanding of the transactions contemplated by the Underwriting Agreement and the Pooling and Servicing Agreement, we have reviewed such matters as we deemed appropriate. The limitations inherent in the review made by us and the knowledge available to us are such that we are unable to assume, and do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus. On the basis of our participation in the preparation of the Prospectus, the review made by us as described above and our participation in telephonic conferences with representatives of the Company, the Mortgage Loan Seller, the Underwriter and others at which the contents of the Prospectus were discussed, and relying as to facts necessary to the determination of materiality to the extent we may do so in the exercise of our professional responsibility upon the certificates and statements of officers and other representatives of the Company, the Mortgage Loan Seller, the Underwriter and others, no facts have come to our attention that lead us to believe that as of the date of the Prospectus or as of the Time of Delivery, the Prospectus (excluding any financial or statistical data included or incorporated by reference therein and the sections of the Prospectus under the caption "Description of the Mortgage Pool," as to which we do not comment) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (c) On the Closing Date, the Underwriter shall have received a favorable opinion, dated the Closing Date, of federal tax counsel to the Company with respect to the Certificates (i) regarding the qualification of each of REMIC I, REMIC II and REMIC III (as such terms are defined in the Pooling and Servicing Agreement) as a real estate mortgage investment conduit within the meaning of Sections 860A through 86OG of the Internal Revenue Code of 1986, as amended, and (ii) to the effect that the statements in the Basic Prospectus and the Prospectus Supplement under the headings "Material Federal Income Tax Consequences," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein.

                  (d) On the Closing Date, the Underwriter shall have received a favorable opinion, dated the Closing Date, of Skadden, Arps with respect to the Offered Certificates to the effect that the statements in the Basic Prospectus and the Prospectus Supplement under the heading "ERISA Considerations," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects with respect to those consequences or matters that are discussed therein.

                  (e) The Company shall have delivered to the Underwriter a certificate, dated the Closing Date, of the President, an Executive Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined, or has relied upon an examination conducted by appropriate persons authorized by him, of this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

                           (i) the representations and warranties of the
                  Company in this Agreement are true and correct in all material respects;

                           (ii) the Company has, in all material respects,
                  complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (iii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission; and

                           (iv) the Company shall have delivered to the
                  Underwriter a certificate, dated the Closing Date, of the President or a Vice President of the Company to the effect that since the date as of which information is given in the Prospectus there has been no Material Adverse Effect.

                  (f) The Company and the Underwriter shall have received from Deloitte & Touche LLP, certified public accountants, a letter dated the Closing Date, in form and substance satisfactory to the Underwriter, stating in effect that:

                           (i) they have performed certain specified procedures
                  as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Summary of the Prospectus Supplement," "Description of the Mortgage Pool" and "Yield and Maturity Considerations" and on Annex A agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Seller, unless otherwise noted in such letter; and

                           (ii) they have compared the data contained in the
                  data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement, unless otherwise noted in such letter.

                  (g) On or before the Closing Date, the Underwriter shall have received confirmation satisfactory to it that the Certificates have received the ratings set forth in Schedule I.

                  (h) On or before the Closing Date, the Underwriter and counsel to the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require, including, without limitation, opinions of counsel to the Trustee, the Master Servicer and the Special Servicer, for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel to the Underwriter.

                  (i) On or before the Closing Date, the Underwriter shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP in form and substance satisfactory to the Underwriter.

                  (j) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

                  SECTION 7. Indemnification.

                  (a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                           A. against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact regarding the Company and contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact regarding the Company and required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact regarding the Company and contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact regarding the Company and necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (recognizing that the only information regarding the Company in the Prospectus Supplement is on page S-8 under the subheadings "Depositor" and "Master Servicer"and on page S-285 under the heading "THE MASTER SERVICER" and in the Prospectus on page 1 under the subheadings "Depositor" and "Master Servicer" and on page 16 under the headings "THE DEPOSITOR" and "THE MASTER SERVICER");

                           B. against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(b) below) any such settlement is effected with the written consent of the Company; and

                           C. against any and all expense whatsoever, as
                  incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (A) or (B) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

                  (b) Indemnification of Company, Directors and Officers. The Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a)(A) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a)(A) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(B) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 8. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Offered Certificates pursuant to this Agree-ment or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                  SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

                  SECTION 10. Termination of Agreement.

                  (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Offered Certificates or to enforce contracts for the sale of the Offered Certificates, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

                  (b) The Underwriter may terminate its obligations under this Agreement, by notice to the Company, at any time at or prior to the Closing Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement.

                  (c) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

                  SECTION 11. Notices.

                  All notices and other communications hereunder shall be in writing and shall be deemed duly given if mailed or transmitted by any standard form of communication. Notices to The Underwriter shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281, Attention: Real Estate Investment Banking and notices to the Company shall be directed to Commercial Mortgage Acceptance Corp., 210 West 10th Street, Kansas City, Missouri 64105, Attention: Alan Atterbury, with a copy to any party, such other address as may hereafter be furnished by such party to the others in writing.

                  SECTION 12. Parties.

                  This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. Governing Law and Time.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

                  SECTION 14. Miscellaneous.

                  This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company in accordance with its terms.

                                                     Very truly yours,

                                                     COMMERCIAL MORTGAGE
                                                     ACCEPTANCE CORP.

                                                     By:_______________________
                                                     Name:
                                                     Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER &  SMITH
                        INCORPORATED


By: ___________________________
Name:
Title:

                                   SCHEDULE 1

---------------------------------------------------------------------------------------------------------------------
CLASS OF                 INITIAL CER-          PERCENTAGE           INITIAL     RATED FINAL         RATING
OFFERED                  TIFICATE              OF INITIAL           PASS-       DISTRIBU-
CERTIFICATES             BALANCE OR            POOL                 THROUGH     TION DATE
                         NOTIONAL              BALANCE              RATE
                         AMOUNT
---------------------------------------------------------------------------------------------------------------------
Class A-1                 142,191,000           16.76%               6.50%     December            Aaa/AAA
                                                                               15, 2030
---------------------------------------------------------------------------------------------------------------------
Class A-2                 117,378,000           13.83%               6.53%     December            Aaa/AAA
                                                                               15, 2030
---------------------------------------------------------------------------------------------------------------------
Class A-3                 220,490,334           25.99%               6.57%     December            Aaa/AAA
                                                                               15, 2030
---------------------------------------------------------------------------------------------------------------------
Class A-4                  96,908,666           11.42%              6.735%     December            Aaa/AAA
                                                                               15, 2030
---------------------------------------------------------------------------------------------------------------------
Class B                    59,394,000            7.00%            6.64758%     December            Aa2/AA
                                                                               15, 2030
---------------------------------------------------------------------------------------------------------------------
Class C                    46,666,000            5.50%            6.77758%     December            A2/A
                                                                               15, 2030
---------------------------------------------------------------------------------------------------------------------
Class D                    46,667,000            5.50%            7.05758%     December            Baa2/BBB
                                                                               15, 2030
---------------------------------------------------------------------------------------------------------------------
Class E                    16,969,000            2.00%            7.22758%     December            Baa3/BBB-
                                                                               15, 2030
---------------------------------------------------------------------------------------------------------------------
Class IO                  751,574,263              N/A             .96241%     December            Aaa/NR
                                                                               15, 2030
---------------------------------------------------------------------------------------------------------------------



                                     A-1-1

                                   SCHEDULE B


                  The purchase price to be paid by the Underwriter for the Securities shall be $796,535,232.




                                    Sch B-1

                                   EXHIBIT D

         Legend for Structural Term Sheets and Computational Materials

This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Information contained herein is confidential and provided for information only, does not purport to be complete and should not be relied upon in connection with any decision to purchase the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions including, with respect to any description of the securities or the underlying assets, the information contained in the final Prospectus and accompanying Prospectus Supplement. Offers to sell and solicitations of offers to buy the securities are made only by the final Prospectus and the related Prospectus Supplement.


                                    Sch B-2